UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 15, 2013

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Primerica, Inc. (the “Company”) entered into Amended and Restated Employment Agreements (each, an “Employment Agreement” and, together, the “Employment Agreements”), effective February 15, 2013, with Mr. Peter W. Schneider, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer; Mr. Glenn J. Williams, the Company’s President; Ms. Alison S. Rand, the Company’s Executive Vice President and Chief Financial Officer; and Mr. Gregory C. Pitts, the Company’s Executive Vice President and Chief Operating Officer (each, an “Executive” and, together, the “Executives”). The substantive changes effected by the Employment Agreements compared to the employment agreements previously in effect include:

•	Providing that a nonrenewal of the Employment Agreement by the Company does not constitute a termination of the Executive’s employment;

•	Providing that a nonrenewal of the Employment Agreement by the Executive automatically constitutes termination of the Executive’s employment;

•

Permitting an Executive to stand for election to, and serve on, a public or private company board of directors with the advance approval of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”);

•	Changing the definition of “good reason” to remove a change in reporting relationship;

•	Replacing references to Co-Chief Executive Officers with references to “the Executive’s immediate supervisor”; and

•	Adding that in the event of Executive’s death or disability, unvested equity awards shall vest in accordance with the terms of the Company’s equity inventive plan.

The material terms and conditions of the Employment Agreements are set forth below. Except as otherwise indicated, each of the Employment Agreements contains the same material terms and conditions. The employment agreements with each of Mr. D. Richard Williams and Mr. John A. Addison, Jr., the Company’s Co-Chief Executive Officers (“Co-CEOs”), dated as of August 19, 2010 have not been modified.

Positions and Employment Period. Pursuant to their respective Employment Agreements, (i) Mr. Schneider shall continue to serve as the Company’s Executive Vice President, General Counsel and Chief Administrative Officer; (ii) Mr. Williams shall continue to serve as the Company’s President; (iii) Ms. Rand shall continue to serve as the Company’s Executive Vice President and Chief Financial Officer; and (iv) Mr. Pitts shall continue to serve as the Company’s Executive Vice President and Chief Operating Officer.

The term of each Employment Agreement ends on June 1, 2014. Each Employment Agreement will automatically renew for successive one-year periods, unless the Company or the Executive provides 90 days prior written notice that the Employment Agreement will not be renewed.

Base Salary. The annual base salary for each Executive shall be $450,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board pursuant to its normal performance review policies for senior executives and subject to increase or decrease as a result of such review.

Annual Bonus. Each Executive will be eligible to receive an annual bonus upon achieving certain performance targets that shall be established in good faith by the Compensation Committee, with such Executive’s target annual bonus opportunity to be determined by the Compensation Committee based upon the recommendations of the Co-CEOs. At the Compensation Committee’s discretion, the Company may pay a portion of each annual bonus for any Executive in the form of restricted stock or restricted stock units, subject to certain restrictions.

Long-Term Incentive Awards. Each Executive is eligible to receive, in the good faith discretion of the Compensation Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements, which awards will be granted based on the performance of both the Executive and the Company.

Benefits. Each Executive will be eligible to participate in the Company’s employee benefit plans and programs applicable to senior executives other than any plans or programs related to severance pay.

Post-Termination Payments.

By the Company For Cause or By the Executive Without Good Reason. If an Executive terminates his or her employment without Good Reason, then the Company shall pay the Executive any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the Executive as of the date of the Executive’s termination under Company plans or programs (together, “Accrued Compensation”). If an Executive is terminated by the Company for Cause (as defined in the Employment Agreements), then the Executive shall also be entitled to receive from the Company the Accrued Compensation, except that the Executive will not be entitled to the Executive’s annual bonus for the previous fiscal year of the Company.

Death or Disability. If an Executive’s employment is terminated as a result of the Executive’s death or disability, then the Company shall pay to the Executive or the Executive’s estate (if termination results from the Executive’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In the case of termination of an Executive as a result of death or disability, the Company also shall provide to the Executive and the Executive’s dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits and life insurance coverage equal to those that would have been provided to the Executive and to such dependents under a Company-sponsored plan if the Executive’s employment had not been terminated (so long as the Executive pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the Executive a monthly amount equal to the premium required to be paid by the Executive for such benefits (the “Executive Extended Benefits”).

By Executive For Good Reason or by the Company Without Cause. If an Executive’s employment is terminated (i) by the Executive for Good Reason or (ii) by the Company for any reason other than Cause (as defined in the Employment Agreements), death or disability, then, subject to the Executive’s timely execution and delivery of a release of claims against the Company, the Company shall (A) pay to the Executive Accrued Compensation and the Pro-Rated Bonus; (B) pay to the Executive in a lump sum in cash, no later than the 60th day following the Executive’s termination, an amount equal to one times (1x) the sum of the Executive’s annual base salary and target bonus as of the date of the Executive’s termination, provided that such amount shall be one-point-five times (1.5x)

the sum of the Executive’s annual base salary and target bonus as of the date of the Executive’s termination in the event that the Executive’s termination occurs in anticipation of or during the two-year period following a Change of Control; and (C) provide to the Executive the Executive Extended Benefits.

Restrictive Covenants. Each of the Executives is prohibited from disclosing any confidential information or trade secrets of the Company during the period of the Executive’s employment and for a two-year period following the Executive’s termination, and the Company retains ownership of any work product and inventions developed by the Executive during the period of the Executive’s employment. Additionally, during the period of the Executive’s employment and for an 18-month period following the Executive’s termination, each of the Executives is prohibited from recruiting, except during the period of the Executive’s employment in connection with satisfying the Executive’s duties to the Company, any person who is or was at the any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each of the Executives is prohibited from competing with, or soliciting the business of any of the clients or customers (with whom the Executive had material contact during the 12 months prior to termination) of, the Company during the period of the Executive’s employment and for an 18-month period following such termination, unless the Employment Agreement is not renewed by the Company. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the Executive’s employment. Notwithstanding the foregoing, being employed by, or providing services to, or holding compensatory equity of, an employer with a business that competes with the Company’s business, standing alone, does not constitute competition by an Executive for purposes of the Executive’s Employment Agreement so long as (a) the employer has more than one discrete and readily distinguishable part of its business and (b) the Executive’s duties are not in a material manner at or involving the part of the business of the employer that competes with the Company’s business.

The foregoing summary of the Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Mr. Peter W. Schneider.

99.2	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Mr. Glenn J. Williams.

99.3	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Ms. Alison S. Rand.

99.4	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Mr. Gregory C. Pitts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Mr. Peter W. Schneider.

99.2	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Mr. Glenn J. Williams.

99.3	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Ms. Alison S. Rand.

99.4	Amended and Restated Employment Agreement, dated as of February 15, 2013, between the Company and Mr. Gregory C. Pitts.